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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Accelerated Network (India) Private Limited - incorporated under the laws of
India

Accelerated Networks International Limited - incorporated under the laws of the Republic of Mauritius